Filed # C 32139-99
                                                              December 18, 2003
                                                              In the office of
                                                              Dean Heller
                                                              Secretary of State

DEAN HELLER
Secretary of State
204 North Carson Street, Suite I Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

                (Pursuant to Nevada Revised Statutes Chapter 92A)
                             (excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8'/2" x 11" blank sheet containing the required information for each additional entity.

IDNI Merger Sub, Inc.
Name of merging entity

Nevada                                               Corporation
Jurisdiction                                         Entity type*

and

iDial Networks, Inc.
Name of surviving entity

Nevada                                               Corporation
Jurisdiction                                         Entity type*

     * Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

DEAN HELLER Secretary of State
204 North Carson Street, Suite I Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger- NRS 92A.190):

                    Attn:______________________________________________________
                         C/o:CSC Services of Nevada, Inc.
                         502 East John Street Room E
                         Carson City, Nevada 89706
      3) (Choose one)
                                        J

     [ ] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

     [X] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box and attach an 8'/z" x 11" blank sheet containing the required information for each additional entity):

             (a) Owner's approval was not required from
                  IDNI Merger Sub, Inc.
                  Name of merging entity, if applicable

                  and, or;

                  iDial Networks, Inc.
                  Name of surviving entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

(b) The plan was approved by the required consent of the owners of *:

                  IDNI Merger Sub, Inc.
                  Name of merging entity, if applicable

                  and, or;
                  ___________________
                  Name of surviving entity, if applicable


     * Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite I Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

______________________________
Name of merging entity, if applicable

______________________________
Name of merging entity, if applicable

______________________________
Name of merging entity, if applicable

______________________________
Name of merging entity, if applicable and, or;

______________________________
Name of surviving entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite I Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

                  Article I
                  The name of the Corporation (hereinafter the "Corporation") is GlobalNet Corporation.

6) Location of Plan of Merger (check a or b):

                 ___       (a) The entire plan of merger is attached; or,

                  X        (b) The entire plan of merger is on file at the
                            registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: December 19, 2003


     * Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

     ** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

IDNI Merger Sub, Inc.
Name of merging entity

/s/ ROBERT D. THORELL, Director                                   12/15/03
                                                                  --------
Signature_________                  Title                           Date

iDial Networks, Inc.
Name of surviving entity

/s/ MARK T. WOOD, Chairman                                        12/16/03
                                                                  --------
Signature_________                  Title                           Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.